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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Dipexium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 6, 2016

Dear Fellow Stockholders:

        We cordially invite you to attend the 2016 annual meeting of stockholders on May 24, 2016, at 10:00 a.m. Eastern Time, at The Wall Street Inn, located at 9 South William Street, New York, New York 10004. Matters on which action will be taken at the meeting are explained in detail in the attached Notice and Proxy Statement. Our Annual Report for the year ended December 31, 2015 on Form 10-K will be available through our website at www.dipexiumpharmaceuticals.com under the heading "Investor Relations" and the subheading "SEC Filings." Additionally, a form of proxy card and information on how to vote by mail, through the Internet, by fax or by phone is included herein.

        We wish to thank all of our stockholders for their support and confidence in our ability to deliver results. We are proud of the progress made in 2015 on several major initiatives. Most notably, we made substantial progress toward completing enrollment in the OneStep-1 and OneStep-2 pivotal Phase 3 clinical trials for Locilex®, our topical antibiotic cream, initially targeted for the treatment of mild infections of diabetic foot ulcers (Mild DFI),. We look forward to the future with confidence as we strive to complete our clinical and regulatory milestones with a view toward driving growth and enhancing stockholder value.

Key Achievements in 2015

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  Completed Secondary Public Offering in June 2015 raising gross proceeds of approximately $21.3 million and net proceeds of $19.7 million;

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  Achieved substantial progress with enrollment in OneStep-1 and OneStep-2 pivotal Phase 3 clinical trials which are now close to 90% enrollment;

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  Very importantly, we received formal guidance from the FDA's CMC Division (Chemistry, Manufacturing and Controls), pursuant to which the CMC Division provided favorable guidance on all open questions regarding Drug Substance and Drug Product release and stability acceptance criteria. FDA's formal guidance followed our submission of a Type B Meeting Request in November 2015 and the clear guidance received obviated the need for a face-to-face meeting with FDA;

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  Also critical to our regulatory development, we received formal guidance from the FDA's Clinical Division, pursuant to which FDA's Clinical Division provided clear and favorable guidance on the preparation of our Complete Response to FDA in our planned submission of the New Drug Application Amendment. FDA's formal guidance followed our submission of a Pre-NDA Type C Meeting request in November 2015.

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  Obtained formal scientific/regulatory advice from the European Medicines Agency (EMA), pursuant to which management believes the Company will be in position to submit our marketing authorization application to the EMA in 1H 2017 without being required to conduct additional clinical trials in Europe if and to the extent the OneStep-1 and OneStep-2 clinical trials achieve a successful outcome;

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  Continued progress with chemistry, manufacturing and controls (CMC) as we have completed manufacture and continued stability testing of our initial 3 registration batches of formulated cream which are required for submission of our new drug application (NDA) amendment;

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  Successfully completed a scale up of the size of our active pharmaceutical ingredient (API) lots which supported the successful manufacture of the first formulated batch at the scaled up 140 kg batch size;

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  Obtained formal agreement from FDA and EMA with regard to the Company's Initial Pediatric Study Plan, pursuant to which both regulatory authorities agreed that pediatric studies are not required to be conducted by the Company at this time;

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  Added sell-side analyst coverage from Raymond James, providing additional validation and visibility;

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  Strengthened Balance Sheet significantly reducing finance risk; and

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  Presented posters at two major international scientific/medical conferences:

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  New pexiganan microbiology data at September 2015 Interscience Conference of Antimicrobial Agents and Chemotherapy (ICAAC) demonstrating Locilex's potent and broad-spectrum activity against bacteria resistant to other topical antibiotics.

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  "Late-breaker" scientific poster at the May 2015 7th International Symposium on the Diabetic Foot (ISDF) highlighting the innovative design of OneStep-1 and OneStep-2, the Company's Phase 3 pivotal trials of Locilex in the treatment of patients with Mild DFI.

2016 Outlook

        We are working steadily to advance our agenda for the development of Locilex® while continuing to prudently manage R&D and operating costs. Specifically, our major objectives for 2016 are to:

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  Complete enrollment in the OneStep-1 and OneStep-2 pivotal Phase 3 clinical trials;

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  Continue preparation of our new drug application amendment (U.S.) and our marketing authorization application (Europe) in advance of our target submission date(s), in each case, targeted for 1H 2017;

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  Continue and complete the required stability testing on our registration/validation batches of commercial scale drug supply for inclusion in our New Drug Application Amendment that we target submitting to FDA and EMA for regulatory approval in the U.S. and Europe in 1H 2017;

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  Continue to build our international patent portfolio and evaluate territorial commercial opportunities as part of our aggressive business development strategy;

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  Continue to develop our commercialization strategy and appoint a team of experienced commercialization professionals to lead the commercial team in North America; and

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  Maintain fiscal responsibility to appropriately manage our cash resources as we complete the clinical portion of our drug development pathway.

        As we progress through 2016, we believe that we are a stronger company with the foundation to support future growth opportunities. Moving forward, our primary focus will be on completing the clinical development of Locilex® with geographical developments anticipated both in the United States and Europe. In parallel, we will continue to explore and evaluate potential partnering opportunities that may provide synergies with our business model.

        Again, our team wishes to thank our stockholders for supporting Dipexium throughout 2015. As can be clearly seen from the highlights of our achievements listed above, we made great progress in 2015. In 2016, we are dedicated to continuing these efforts to deliver on our primary objective of bringing Locilex® to market in 2017. We assure you that our entire team is energized and focused on meeting our corporate objectives.

        Please send in your completed proxy form as soon as possible as indicated in the proxy materials. We hope to see many of you at the Stockholders' Meeting.

        On behalf of everyone at Dipexium Pharmaceuticals, we would like to reiterate our appreciation to our stockholders for their support and continued confidence. The coming year will be very important for Dipexium and we look forward to updating you on our progress.

Sincerely,

/s/ DAVID P. LUCI David P. Luci President & Chief Executive Officer	/s/ ROBERT J. DELUCCIA Robert J. DeLuccia Executive Chairman

Dipexium Pharmaceuticals, Inc
14 Wall St, Suite 3D
New York, NY 10005
Telephone (212) 269-2834

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2016

To the stockholders of Dipexium Pharmaceuticals, Inc.,

        You are cordially invited to attend the 2016 annual meeting of Stockholders of Dipexium Pharmaceuticals, Inc. (the "Company") to be held at The Wall Street Inn, 9 South William Street, New York, NY 10004 on May 24, 2016 at 10:00 a.m. Eastern Time. At the annual meeting you will be asked to vote on the following matters:

  •
  Proposal 1:    To elect Robert J. DeLuccia, David P. Luci, Jack H. Dean, Michael Duffy, Thomas Harrison, William J. McSherry, Jr. and Barry Kagan as directors to serve for a term that expires at the 2016 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

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  Proposal 2:    To approve and ratify the Company's Second Amended and Restated Bylaws to add a new section 11.4 to provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located in the State of Delaware shall be the sole and exclusive forum for the following types of litigation: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company's Certificate of Incorporation or the Second Amended and Restated Bylaws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine; and

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  Proposal 3:    To approve an amendment to the Company's Certificate of Incorporation to add a new section to provide that the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of the Company; and

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  Proposal 4:    To ratify the selection of CohnReznick LLP, an independent registered public accounting firm, as the independent auditor of Dipexium Pharmaceuticals, Inc. for the fiscal year ending December 31, 2016; and

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  To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

        By resolution of the Board of Directors, we have fixed the close of business on March 28, 2016 as the record date for determining the shareholders of Dipexium entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

        It is important that your shares are represented and voted at the meeting. You can vote your shares by completing, signing, dating, and returning your completed proxy card or vote by mail, over the Internet, or by phone by following the instructions included in the proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS' MEETING TO BE HELD ON MAY 24, 2016: The Proxy Statement, form of proxy, Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and related materials are available at www.viewproxy.com/DPRX/2016 or www.dipexiumpharmaceuticals.com or contact the Investor Relations Department at the address and phone number above.

        You may attend the annual meeting and vote in person even if you have previously voted by proxy in one of the ways listed above. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

Sincerely,
/s/ DAVID P. LUCI President and Chief Executive Officer

New York, NY
April 6, 2016

Page
General	1
Questions and Answers	1
Who Can Help Answer Your Questions?	6
Corporate Governance	6
Board Committees	9
Director Compensation	11
Audit Committee Report	12
Executive Officers and Key Employees	14
Executive Compensation	17
Principal Stockholders	21
Certain Relationships and Related Transactions	24
Proposal 1—Election of Directors	24
Proposal 2—Ratification and Approval of an amendment to the Company's Bylaws regarding the State of Delaware being the exclusive and sole jurisdiction for certain types of litigation.	27
Proposal 3—Amendment to the Company's Certificate of Incorporation to allow the board of directors to make, alter, amend or repeal the bylaws of the Company.	29
Proposal 4—Ratification of the Appointment of CohnReznick LLP.	29
Other Matters	30
Annual Report on Form 10-K	30
Householding of Proxy Materials	30
Proposals of Stockholders	31
Where You Can Find More Information	32

Stockholders Should Read the Entire Proxy Statement Carefully Prior to Returning Their Proxies

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors of Dipexium Pharmaceuticals, Inc. for use at our annual meeting of stockholders to be held at The Wall Street Inn, 9 South William Street, New York, NY 10004 on May 24, 2016 at 10:00 a.m. Eastern Time. Voting materials, including this proxy statement and proxy card, are expected to be first delivered to all or our stockholders on or about April 6, 2016.

QUESTIONS AND ANSWERS

        Following are some commonly asked questions raised by our stockholders and answers to each of those questions.

What may I vote on at the annual meeting?

        At the annual meeting, stockholders will consider and vote upon the following matters:

  •
  To elect Robert J. DeLuccia, David P. Luci, Jack H. Dean, Michael Duffy, Thomas Harrison, William J. McSherry. Jr. and Barry Kagan as directors to serve for a term that expires at the 2016 Annual Meeting of Stockholders, or until his successor is elected and qualified or until his earlier resignation or removal; and

  •
  To ratify and approve an amendment to the Company's Second Amended and Restated Bylaws to add a new section 11.4 to provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located in the State of Delaware shall be the sole and exclusive forum for the following types of litigation: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company's Certificate of Incorporation or the Second Amended and Restated Bylaws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine; and

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  To approve an amendment to the Company's Certificate of Incorporation to add a new section to provide that the board of directors is expressly authorized to make, alter, amend or repeal the bylaws of the Company; and

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  To ratify the selection of CohnReznick LLP, an independent registered public accounting firm, as the independent auditor of Dipexium Pharmaceuticals, Inc. for the fiscal year ending December 31, 2015; and

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  To consider and act upon any other business as may properly come before the annual meeting or any adjournments thereof.

How does the Board of Directors recommend that I vote on the proposals?

        The Board of Directors recommends a vote "FOR" each of the nominees to the Board of Directors, FOR" the approval and ratification of the amendment to the Amended and Restated Bylaws regarding Delaware being the exclusive jurisdiction for cetin types of litigation; FOR" the amendment to the Certificate of Incorporation that gives the board the authority to amend the bylaws; and "FOR" the proposal ratifying the appointment of CohnReznick LLP.

How do I vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card applicable to your class of stock, or your "proxies," will vote your shares in the manner you indicate. You may specify whether your shares: should be voted for or withheld for the nominee for director; and should be voted for, against or abstained with respect to the ratification and approval of the Second Amended and Restated Bylaws; and should be voted for, against, or abstained for the amendment to the Certificate of Incorporation; and should be voted for, against or abstained with respect to the ratification of the appointment of the Company's independent registered public accounts. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our transfer agent, Vstock Transfer, LLC, or you have stock certificates registered in your name, you may submit a proxy to vote:

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  By Internet or by telephone. Follow the instructions attached to the proxy card to submit a proxy to vote by Internet or telephone.

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  By mail. If you received one or more proxy cards by mail, you can vote by mail by completing, signing, dating and returning the enclosed proxy card applicable to your class of stock in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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  In person at the meeting. If you attend the annual meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the annual meeting. You are required to register in advance of the annual meeting if you plan to attend the annual meeting in person. If you wish to register in advance of the annual meeting, please contact our investor relations department by no later than May 13, 2016, by e-mail to robshawah@dipexium.com, fax at (212) 269-2834, mail to Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3D, New York, New York 10005 or telephone at (212) 269-2834.

        Telephone and Internet voting facilities for all stockholders of record will be available 24-hours a day and will close at 11:59 p.m., E.D.T, on May 23, 2016.

        If your shares are held in "street name" (held in the name of a bank, broker or other nominee who is the holder of record), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

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  By Internet or by telephone. Follow the instructions you receive from the record holder to vote by Internet or telephone.

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  By mail. You should receive instructions from the record holder explaining how to vote your shares.

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  In person at the meeting. Contact the broker, bank or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker, bank or other nominee.

What happens if additional matters are presented at the annual meeting?

        Other than the election of directors, the Second Amended and Restated Bylaws, the amendment of our Certificate of Incorporation, and the ratification of the appointment of our independent registered accounting firm, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the person named as proxy holder, David P. Luci, our President and CEO, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

What happens if I do not give specific voting instructions?

        If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in his sole discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, your stockbroker or other nominee may exercise their discretionary voting power with respect to certain proposals that are considered as "routine" matters. For example, Proposal 4—ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm is commonly considered as a routine matter, and, thus, your stockbroker, bank or other nominee may exercise their discretionary voting power with respect to Proposal 4. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a "broker non-vote." When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1—the election of a director to our Board of Directors, Proposal 2—the amendment to the Amended and Restated Bylaws, Proposal 3—the amendment to the Certificate of Incorporation. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

What is the quorum requirement for the annual meeting?

        On March 28, 2016, the Record Date for determining which stockholders are entitled to vote, there were            shares of our common stock outstanding which is our only class of voting securities. Each share of common stock entitles the holder to one vote on matters submitted to a vote of our stockholders. A majority of our outstanding common shares as of the Record Date must be present at the annual meeting (in person or represented by proxy) in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card or voted by fax, by phone or by using the Internet.

How can I change my vote after I return my proxy card?

        You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may do this by signing a new proxy card with a later date, by voting on a later date by using the Internet (only your latest Internet proxy submitted prior to the annual meeting will be counted), or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote at the annual meeting or specifically request in writing that your prior proxy be revoked.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

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  to allow for the tabulation of votes and certification of the vote; and

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  to facilitate a successful proxy solicitation.

        Any written comments that a stockholder might include on the proxy card will be forwarded to our management.

Where can I find the voting results of the annual meeting?

        The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by our Inspector of Elections and reported in a Current Report on Form 8-K which we will file with the SEC within four business days of the date of the annual meeting.

How can I obtain a separate set of voting materials?

        To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Dipexium Pharmaceuticals, Inc. stock account, we are delivering only one Notice to certain stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one Notice, you may write or call us to request to receive a separate Notice. Similarly, if you share an address with another stockholder and have received multiple copies of the Notice, you may write or call us at the address and phone number below to request delivery of a single copy of this Notice. For future annual meetings, you may request separate Notices, or request that we send only one Notice to you if you are receiving multiple copies, by writing or calling us at:

Dipexium Pharmaceuticals, Inc.
Attention: Robert Shawah, Chief Accounting Officer
14 Wall Street, Suite 3D
New York, New York 10005
Tel: 212-269-2834
Fax: (212) 269-2580

Who pays for the cost of this proxy solicitation?

        We will pay the costs of the solicitation of proxies. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally, electronically or by telephone.

How can I obtain a copy of Dipexium Pharmaceuticals, Inc.'s 2015 Annual Report on Form 10-K?

        This proxy statement and our 2015 annual report to stockholders are available for viewing, printing and downloading at www.viewproxy.com/DPRX/2016. To view these materials, please have your control number(s) available that appears on your Notice or proxy card. On this website, you also can elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2015 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov , or in the "SEC Filings and Investor Information" section of the "Investors" section of our website at www.dipexiumpharmaceuticals.com. You may also obtain a printed copy of our Annual Report on Form 10-K including our financial statements, free of charge, from us by sending a written request to: Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3D, New York, NY 10005, attention: Chief Accounting Officer.

What is the voting requirement to elect directors?

        Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. "Plurality" means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

What is the voting requirement to approve the three proposals?

        The proposal to approve the amendment to the to the Amended and restated Bylaws will be approved if there is a quorum and the votes cast "FOR" the proposal exceeds those cast against the proposal. The proposal to approve the amendment to the Certificate of Incorporation will be approved if there is a quorum and the votes cast "FOR" the proposal exceeds 50% of the issued and outstanding shares as of the record date of the annual meeting. The proposal to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast "FOR" the proposal exceeds those cast against the proposal.

        Abstentions and broker non-votes will be treated as shares that are present, or represented and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the annual meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the annual meeting.

Do I Have Dissenters' (Appraisal) Rights?

        Appraisal rights are not available to our shareholders with any of the proposals described above to be brought before the annual meeting of shareholders.

How can I communicate with the non-employee directors on the Dipexium Pharmaceuticals, Inc. Board of Directors?

        The Board of Directors encourages stockholders who are interested in communicating directly with the non-employee directors as a group to do so by writing to the non-employee directors in care of our Executive Chairman. Stockholders can send communications by mail to:

Robert J. DeLuccia, Executive Chairman
Dipexium Pharmaceuticals, Inc.
14 Wall Street, Suite 3D
New York, New York 10005

        Correspondence received that is addressed to the non-employee directors will be reviewed by our Executive Chairman of the Board or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our chairman, deals with the functions of the Board of Directors or committees thereof or that our chairman otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence.

WHO CAN HELP ANSWER YOUR QUESTIONS?

        You may seek answers to your questions by writing, calling or emailing us at:

Robert Shawah
Chief Accounting Officer
Dipexium Pharmaceuticals, Inc.
14 Wall Street, Suite 3D
New York, NY 10005
Email: robshawah@dipexium.com
Tel: (212) 269-2834

CORPORATE GOVERNANCE

Board of Directors

        The Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, the Executive Chairman, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. Biographical information about our directors is provided in "Election of Directors—Proposal No. 1" on page 24.

Term of Office

        All directors hold office for a term of one-year until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board, subject to applicable employment agreements.

Director Independence

        We use the definition of "independence" of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an "independent director" is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company's Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

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  the director is, or at any time during the past three years was, an employee of the company;

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  the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

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  a family member of the director is, or at any time during the past three years was, an executive officer of the company;

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  the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

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  the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

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  the director or a family member of the director is a current partner of the company's outside auditor, or at any time during the past three years was a partner or employee of the company's outside auditor, and who worked on the company's audit.

        Our Common Stock is currently listed on the NASDAQ Capital Market under the symbol DPRX . Under the following three NASDAQ director independence rules a director is not considered independent: (a) NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation, (b) NASDAQ Rule 5605(a)(2)(B), a director is not consider independent if he or she accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, and (c) NASDAQ Rule 5605(a)(2)(D), a director is not considered to be independent if he or she is a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000. Under such definitions, Jack H. Dean, Michael Duffy, Thomas Harrison, Barry Kagan, and William J. McSherry, Jr. are independent directors.

Executive Chairman

        On November 12, 2013, our board of directors elected Robert J. DeLuccia as Executive Chairman. As Executive Chairman of our Company, Mr. DeLuccia acts as an officer and, as such, performs his duties subject in all instances to the oversight of our board of directors and the power of our board of directors to approve all applicable corporation actions (which powers shall not be vested in the office of Executive Chairman). The Executive Chairman serves as a conduit between our board and our executive management team and is available to act as an advisor and consultant to our executive management team, who are responsible for development and implementation of our corporate policies under the supervision of our board of directors.

Board Leadership Structure

        Our Board has a policy that calls for the role of Chairman of the Board and Chief Executive Officer (CEO) to be separate, as it believes that the most effective leadership structure for us at this time is not to have these roles combined. David P. Luci serves as our President and Chief Executive Officer and Robert J. DeLuccia is our Executive Chairman. We believe this structure of having a separate CEO and Chairman provides proper oversight of our operations.

Board of Directors Meetings and Attendance

        During the fiscal year 2015, the Board of Directors held three meetings. Each member of our Board was present at eighty-five (85%) percent or more of the Board meetings held. There were two actions approved by unanimous written consent. It is our policy that directors should make every effort to attend the annual meeting of stockholders. Each of our seven directors attended the 2015 Annual Meeting of Shareholders held on May 17, 2015.

Code of Business Conduct and Ethics

        We adopted a Code of Ethical Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethical Conduct is available on the Investor Relations section of our website at

www.dipexiumpharmaceuticals.com. We will post on our website any amendment to our Code of Ethical Conduct or waivers, if any, of our Code of Ethical Conduct for directors and executive officers.

Complaints Regarding Accounting Matters

        The Audit Committee has established procedures for:

  •
  the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters; and

  •
  the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Communications with Directors

        The Board of Directors has approved procedures for stockholders to send communications to individual directors or the non-employee directors as a group. Written correspondence should be addressed to the director or directors in care of Robert DeLuccia, Executive Chairman of Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3D, New York, NY 10005. Correspondence received that is addressed to the non-employee directors will be reviewed by our corporate secretary or his designee, who will regularly forward to the non-employee directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our corporate secretary, deals with the functions of the Board of Directors or committees thereof or that the corporate secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by Dipexium Pharmaceuticals, Inc. that is addressed to the non-employee members of the Board of Directors and request copies of any such correspondence. You may also contact individual directors by calling our principal executive offices at (212) 269-2834.

  Legal Proceedings

        The Company and its two original executives were three of some 30 defendants in a lawsuit filed by a former stockholder of Genaera Corporation, which was the predecessor of the Genaera Liquidating Trust, the party from which the Company purchased the worldwide rights to pexiganan, the active ingredient of the Product Locilex® on April 8, 2010. The complaint was filed on June 8, 2012 in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 12-3265) by Alan W. Schmidt, individually and on behalf of former Genaera Corporation shareholders. Among others, the suit was filed against the Company, as well as John A. Skolas and Argyce, LLC, who were responsible for the administration of the Trust and who sold pexiganan to the Company via a public auction. The defendants listed in the complaint included several individuals and companies formerly associated with Genaera Corporation, the Trust and/or Argyce, LLC. Also included in the defendant group were several other pharmaceutical companies that were involved in acquiring the former drug-related assets of the Genaera Corporation.

        The complaint alleged, among other things, the Company and its two executives aided and abetted a breach of fiduciary duty alleged to have been committed by the former director and officers of Genaera Corporation before it was approved for dissolution by its shareholders and also Argyce, LLC, the trustee of the Liquidating Trust. Plaintiff claims that the Company, and its executives, aided and abetted a breach of the duties of the board of directors and the trustee under common law and under a certain trust agreement allegedly signed between Argyce, LLC, as the trustee, and the Liquidating Trust. With regard to the claims made against the Company and two executives, the plaintiff alleged, in pertinent part, that the Company's acquisition of the pexiganan rights was for alleged inadequate consideration, and that the Company and its management aided and abetted a breach of fiduciary duty by the Genaera Corporation defendants who were formerly associated with Genaera Corporation and/or the Trust.

        The Company and its two executives filed a motion to dismiss the complaint within the prescribed time period. All of the other defendants in this litigation also filed motions to dismiss, and a court order by the Federal District Court granted each and every motion to dismiss, with prejudice, without leave to refile, on August 12, 2013 based on the argument that Plaintiff's claims were time barred. A subsequent motion to reconsider such dismissal was denied by the Federal District Court. Plaintiff appealed the dismissal to the United States Third Circuit Court of Appeals seeking reversal of the dismissal and the Third Circuit Court granted Plaintiff's appeal. On October 17, 2014, the Third Circuit Appellate Court, in a 2-1 decision with a strong dissenting opinion, reversed the trial court's dismissal of Plaintiff's claims based on the expiration of the applicable statutes of limitation. In a 2-1 decision, the Third Circuit held that more information was necessary to determine when Plaintiff should have been on notice of his claims to determine the applicability of the discovery rule, which could serve to extend the time frame in which Plaintiff could bring his claims. Due to the strong dissent, all Defendants filed the necessary documents requesting a petition for rehearing en banc, by the majority of the Third Circuit justices who are in active service. The Third Circuit denied the request for en banc hearing and remanded this case to District Court.

        Upon remand to the Federal District Court, all Defendants moved to dismiss the complaint for reasons other than being time barred. The Company and the executives moved for dismissal based on Plaintiff's inability to make a case for aiding and abetting a breach of fiduciary duty because there was no underlying breach and such an aiding and abetting claim requires an element of knowing participation in the fiduciary breach which cannot be established by Plaintiff.

        The District Court held a hearing on this in September 2015 and the District Court delivered an Order on November 10, 2015 pursuant to which the District Court granted the Motion to Dismiss filed by each and every defendant including the Company and its executives. In December 2015, Plaintiff appealed the Federal District Court's decision to the Third Circuit Appellate Court and we anticipate a decision on whether to grant Plaintiff's appeal by the Third Circuit Appellate Court in 2016. The Company will continue to vigorously defend Plaintiff's claims on the factual record, which it believes will prove that the Company is not liable to the Plaintiff in any regard.

Compliance With Section 16(a) of the Exchange Act

        Based solely upon a review of copies of such forms filed on Forms 3, 4, and 5, and amendments thereto furnished to us, we believe that as of December 31, 2015, our executive officers, directors and greater than 10 percent beneficial owners have complied on a timely basis with all Section 16(a) filing requirements.

BOARD COMMITTEES

        Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Compensation Committee became effective as of November 12, 2013, and the Audit Committee and Nominating and Corporate Governance Committee became effective in March 2014. Each of our board committees acts pursuant to a separate written charter adopted by our board of directors.

        The Compensation Committee is currently comprised of William J. McSherry, Esq. (Chairman), Dr. Jack H. Dean and Michael Duffy, Esq. Messrs. McSherry, Dean and Duffy are non-employee directors under applicable SEC rules, and are "outside" directors under Internal Revenue Code Section 162(m). Dr. Dean and Messrs. McSherry and Duffy are each independent under applicable SEC and NASDAQ rules and regulations. During 2015 the Compensation Committee met one time.

        The Audit Committee is comprised of Barry Kagan (Chairman), William J. McSherry, Esq. and Michael Duffy, Esq. Our board has determined that Mr. Kagan, the Chairman of the Audit and Finance Committee, is an "audit committee financial expert," under applicable SEC rules and regulations. The Audit Committee's responsibilities and duties are among other things to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. Messrs. Kagan, McSherry and Duffy are each independent under applicable SEC and NASDAQ rules and regulations. During 2015 the Audit Committee met four times.

        The Nominating and Corporate Governance Committee is comprised of Dr. Jack H. Dean (Chairman) and Messrs. Thomas Harrison and Barry Kagan. The committee members are independent under applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines. Dr. Dean and Messrs. Harrison and Kagan are each independent under applicable SEC and NASDAQ rules and regulations. During 2015 the Nominating and Corporate Governance Committee met one time.

        Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Scientific Advisory Board

        In December 2013, we formally established a Scientific Advisory Board to advise our management regarding our clinical and regulatory development programs and other customary matters. Our scientific advisors are experts in various areas of medicine including DFI, mild and moderate skin and skin structure infections in superficial wounds and podiatry. We believe the advice of our scientific advisors was integral to the quality of our clinical trial protocol for our Phase 3 program and the resulting Special Protocol Assessment Agreement that the Company has with the FDA. Our Scientific Advisory Board is comprised of the following individuals:

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  Dr. Jonathan Wilkin.  Founding Director (retired) of the Division of Dermatology and Dental Products at the FDA. Remains active in regulatory matters after over 12 years of FDA service, which included membership on the FDA's Dermatology Drugs Advisory Committee.

  •
  Dr. Benjamin Lipsky.  Emeritus Professor of Medicine, University of Washington; Visiting Professor, Infectious Diseases, University of Geneva. Teaching Associate, Green Templeton College, University of Oxford. Head of the International Working Group on the Diabetic Foot (or IWGDF) and lead author of the Diabetic Foot Infection Treatment Guidelines, published in June 2012.

  •
  Dr. David Armstrong.  Professor of Surgery and Director, Southern Arizona Limb Salvage Alliance (or SALSA), University of Arizona College of Medicine. Co-Sponsor of annual Diabetic Foot Global Conference (or DFCon).

  •
  Dr. Warren Joseph.  Adjunct Clinical Associate Professor, Dr. William Scholl College of Podiatric Medicine, Rosland Franklin University of Medicine and Science. Managing Editor of the Journal of the American Podiatric Medical Association.

  •
  Dr. Michael Zasloff.  Original inventor of the "magainin peptides" which include pexiganan, while he was a research scientist at the National Institutes of Health (or NIH) in 1987. Co-Founder of Magainin, the original owner of Locilex®. Current Professor, Departments of Surgery & Pediatrics; and Director, Surgical Immunology, Georgetown University School of Medicine.

        We will continue to rely upon our scientific advisors in various aspects of our product development program including, without limitation, assisting with the publication in the future of the clinical data generated in our Phase 3 program in coordination with us.

 DIRECTOR COMPENSATION

Director Compensation Table—2015

        The table below represents the compensation paid to our outside directors during the year ended December 31, 2015. Messrs. DeLuccia and Luci, our directors who also serve as executive officers of our company, receive no compensation for acting in their capacities as directors of our company.

Name	Fees earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	All Other Compensation ($)		Total ($)
Jack H. Dean	$2,000	—		—	$24,550	(a)	$26,550
William J. McSherry, Jr., Esq.	$4,500	—		—	—		$4,500
Barry Kagan	$4,500	—			—		$4,500
Thomas Harrison	$2,500	$50,000	(b)	—	—		$52,500
Michael Duffy, Esq.	$4,500	$50,000	(b)	—	—		$54,500

(a)
Mr. Dean's firm Drug Development Advisor was paid $24,550 for consulting services.

(b)
Shares were issued and vested in February 2015.

 AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

        The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the Board of Directors, the independent accountants, financial management and the internal audit function.

        Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2015.

        With respect to the fiscal year ended December 31, 2015, in addition to its other work, the Audit Committee:

  •
  Reviewed and discussed with management our audited consolidated financial statements as of December 31, 2015 and for the year then ended; and

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  Discussed with CohnReznick LLP the matters required to be discussed pursuant to the Public Company Accounting Oversight Board (United States) Auditing Standard 16, "Communication with Audit Committees," with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements.

        The Audit Committee recommended, based on the review and discussion summarized above, that the Board of Directors include the 2015 audited consolidated financial statements in the 2015 Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

    Audit Committee of the Board of Directors
    of Dipexium Pharmaceuticals, Inc.
    Barry Kagan, Chairman
    William J. McSherry, Jr.
    Michael Duffy

Information About Auditors

        The Audit Committee of the Board of Directors appointed CohnReznick LLP as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the 2015 fiscal year and to report on our consolidated balance sheets, statements of income and other related statements. CohnReznick LLP has served as our independent registered public accounting firm since October 2013. The Audit Committee Charter includes the procedures for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board of Directors approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee. The audit and audit-related fees paid to the auditors with respect to the 2015 fiscal year were pre-approved by the Audit Committee of the Board of Directors.

Fees and Services

        The aggregate fees billed for the fiscal years ended December 31, 2015 and 2014 for professional services rendered by the principal accountant for (1) the audit of its annual financial statements included in Form 10-K ("Audit Fees"), (2) tax compliance, advice, and planning ("Tax Fees"), and (3) other products or services provided ("All Other Fees" is as follows):

	Year Ended December 31, 2015	Year Ended December 31, 2014
Audit Fees	$190,573	$286,143
Tax Fees	—	—
All Other Fees	—	—

Total	$190,573	$286,143

        Audit Fees—This category includes the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with engagements for those years, other services provided in connection with registration statements in connection with its initial public offering, comfort letters and services that are normally provided by our independent registered public accounting firm in connection with statutory audits and SEC regulatory filings or engagements.

        Tax Fees—This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        All Other Fees—This category consists of fees for attending annual stockholder meeting.

Pre-Approval Policies and Procedure for Audit and Permitted Non-Audit Services

        The Audit Committee has developed policies and procedures regarding the approval of all non-audit services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws and the corresponding fees for such services. In situations where the full Audit Committee is unavailable to pre-approve any permitted non-audit services to be rendered by our independent registered public accounting firm: (i) our Chief Executive Officer will evaluate the proposed engagement to confirm that the engagement is not prohibited by any applicable rules of the SEC, applicable quotation service or exchange, (ii) following such confirmation by the Chief Executive Officer , the Chairperson of the Audit Committee will determine whether we should engage our independent registered public accounting firm for such permitted non-audit services and, if so, negotiate the terms of the engagement with our independent registered public accounting firm and (iii) the Chairperson of the Audit Committee will report to the full Audit Committee at its next regularly scheduled meeting about any engagements of our independent registered public accounting firm for permitted non-audit services that have been approved by the Chairperson. Alternatively, after confirmation by the Chief Executive Officer, the full committee may pre-approve engagements of our independent registered public accounting firm at Audit Committee meetings.

        All audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in the 2015 fiscal year were approved by our Audit Committee. Consistent with these policies and procedures, all future audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm will be approved by the Chairperson of the Audit Committee and ratified by the Audit Committee or approved by the full Audit Committee.

 DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names of our directors and executive officers along with their respective ages and positions:

Name	Age	Title
Robert J. DeLuccia	70	Executive Chairman and Director
David P. Luci	49	President, Chief Executive Officer, Secretary and Director
William J. McSherry, Jr., Esq.	67	Director
Dr. Jack H. Dean	74	Director
Barry Kagan	58	Director
Thomas Harrison	68	Director
Michael Duffy, Esq.	46	Director
David Garrett	40	Vice President, Finance and Corporate Development
Robert G. Shawah	49	Chief Accounting Officer and Treasurer

        All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by our board of directors and serve at the discretion of the board, subject to applicable employment agreements.

        Except as set forth in legal proceedings, no director, officer, affiliate or promoter of our company has, within the past ten years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Background of Executive Officers and Directors

        The principal occupations for the past five years (and, in some instances, for prior years) of each of our directors and executive officers are as follows:

        Robert J. DeLuccia.    Since March 2014, Mr. DeLuccia has served as Executive Chairman of our company and is one of the two co-founders and managing partners of our company, which predecessor was formed in 2010. From 2004 to 2009, Mr. DeLuccia served in several capacities at MacroChem, a development-stage, publicly traded pharmaceutical company using topical drug delivery technology for products in dermatology, podiatry, urology and cancer, including as Chairman, President and Chief Executive Officer, and as director. Prior to joining MacroChem, Mr. DeLuccia served as President and Chief Executive Officer of Immunomedics, Inc., a publicly-traded biopharmaceutical company focused on antibody-based therapeutic products and diagnostic imaging for cancer and infectious diseases. Mr. DeLuccia also served as President of Sterling Winthrop, Inc. (or Sterling Winthrop) (as an independent corporation and then as subsidiary of Eastman Kodak), and subsequently, upon acquisition, the U.S. subsidiary of Sanofi-Aventis (or Sanofi) and currently serves as a member of the board of directors of IBEX Technologies Inc., which manufactures and markets proprietary enzymes (heparinases and chondroitinases) for use in pharmaceutical research and Heparinase I, used in many leading hemostasis monitoring devices. Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer, Inc. (or Pfizer) and progressed to Director of Marketing, Pfizer Laboratories Division and to Vice President Marketing and Sales Operations for Pfizer's Roerig Division. Mr. DeLuccia received a Bachelor of Business Administration with a concentration in Marketing and a Master's Degree in Business Administration, both from Iona College.

        David P. Luci.    Since March 2014 Mr. Luci has served as President, Chief Executive Officer and Secretary of our company, is a member of the board of directors, and is one of the two co-founders and managing partners of our company, which predecessor was formed in 2010. Prior to co-founding our company, from June 2006 to January 2010, Mr. Luci served as a member of the board of directors of Access, where he also served as Chairman of the Audit Committee and Chairman of the Compensation Committee as well as serving in a consulting capacity following the acquisition of MacroChem. From December 2007 through February 2009, Mr. Luci served as a member of the board of directors and President of MacroChem. Prior to that, Mr. Luci served as Executive Vice President, Chief Financial Officer, General Counsel and Corporate Secretary of Bioenvision, Inc. (or Bioenvision), an international biopharmaceutical company focused upon the development, marketing and commercialization of oncology products and product candidates. Mr. Luci created and managed Bioenvision's principal executive offices located in New York as well as its satellite office located in Tokyo, Japan. Mr. Luci was instrumental in creating Bioenvision's international commercial enterprise; managed the worldwide development of Evoltra (clofarabine) as a member of the product's Joint Steering Committee in conjunction with senior executives of Bioenvision's partner, Genzyme Corporation; and orchestrated, structured and negotiated the sale of Bioenvision in 2007 to Genzyme Corporation for $345 million. Mr. Luci began his career with Ernst & Whinney LLP (now Ernst &Young LLP) in New York as a certified public accountant working in the Healthcare Practice Group. He later practiced corporate law at Paul Hastings LLP in New York, where his practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, restructurings and private equity transactions, with a core focus in the healthcare industry. Mr. Luci graduated from Bucknell University with a degree as a Bachelor of Science in Business Administration with a concentration in Accounting and graduated cum laude from Albany Law School of Union University where he served as Managing Editor of the Journal of Science & Technology. Mr. Luci became a certified public accountant in the State of Pennsylvania in 1990 (inactive) and is a member of the New York State Bar Association.

        William J. McSherry, Jr., Esq.    Mr. McSherry has served as a director of our company since March 2014 and as a director of our predecessor since October 2010. Mr. McSherry has served as a partner at Eaton & Van Winkle LLP in New York since 2014 in the firm's litigation department, where he specializes in the areas of securities, mergers and acquisitions, financial institutions, derivatives, structured finance, insurance, reinsurance, life sciences, real estate, product liability and trademark law. Mr. McSherry previously served as a partner and the New York Chair of Crowell & Moring's Litigation Group from 2006 to 2014, during which he conducted numerous trials and arbitrations throughout the U.S. Prior to joining Crowell & Moring LLP, Mr. McSherry served as a partner at Arent Fox LLP in New York from 2000 to 2006. Mr. McSherry received his B.A. from Fordham College in 1969 and received a J.D. from Harvard Law School in 1973. Mr. McSherry is an active member of the American Bar Association, the New York State Bar Association, the U.S. Supreme Court Historical Society and the Association of the Bar of the City of New York, where he also served as a member of several committees: State Courts of Superior Jurisdiction (from 1980 to 1983), Arbitration and ADR (from 1987 to 1989) and Sports Law (from 1999 to 2001). Mr. McSherry is also a member of the New York State Bar Association. Mr. McSherry has published articles on numerous litigation related topics as well as a chapter on derivatives litigation in a publication entitled "Derivatives and Risk Management."

        Jack H. Dean, Ph.D., Sc.D. (Hon.), DABT, Fellow ATS.    Dr. Dean has been a director of our company since March 2014 and a director of our predecessor since October 2010. From January 2006 to the present, Dr. Dean has served as an advisor to the Executive Vice President of Drug Development for Sanofi, consulting on drug development strategy, drug safety issues and immunotoxicology through his company Drug Development Advisors, LLC where he serves as President. He is also a research professor in the departments of Medical Pharmacology and Pharmacology/Toxicology, Colleges of Medicine and Pharmacy, at University of Arizona in Tucson. Prior to January 2006, Dr. Dean served as the President, U.S. Science and Medical Affairs (R&D), Sanofi in Malvern, Pennsylvania and the Global Director of Preclinical Development for Sanofi. During his tenure at Sanofi and legacy companies over an 18 year period, he was involved with the registration of eight NDAs for the U.S. and global market including Plavix, Avapro, Avalide, Ambien CR, and Eloxatin. He joined Sterling Winthrop in 1988, as Director of the Department of Toxicology and was

appointed Vice President, Drug Safety worldwide in 1989. In addition, Dr. Dean served as Director of the Sterling Winthrop Research Center in Alnwick, England from 1990 to 1992. Dr. Dean was appointed Executive Vice President, Drug Development, in 1992 where he managed Non-Clinical and Clinical Development, and Regulatory Affairs. Before joining Sterling Winthrop, Dr. Dean headed the Department of Cellular and Molecular Toxicology, Chemical Industry Institute of Toxicology, Research Triangle Park, NC from 1982 to 1988. Prior to 1982, he headed the Immunotoxicology Section, National Institute of Environmental Health Services and National Toxicology Program, NIH in Research Triangle Park. From 1972 to 1979, Dr. Dean was in the Department of Immunology at Litton Bionetics (Dept. Director from 1975 to 1979) doing research in tumor immunology. Dr. Dean holds a B.S. in microbiology and an M.S. in medical microbiology from California State University at Long Beach. He earned a Ph.D. in molecular biology and minor in biochemistry in 1972 from the College of Medicine, University of Arizona. Dr. Dean held adjunct professorships at the University of North Carolina, Chapel Hill and Duke University from 1981 to 1988.

        Barry Kagan.    Mr. Kagan has been a director of our company and Chairman of the Audit Committee since July 2014. Mr. Kagan is the founder of MBL Barry Corp. ("MBK"), a consulting firm which provides emerging and existing hedge fund managers with advice on infrastructure, launching of new products, tax and accounting issues. From July 2012 to December 2013 Mr. Kagan was also a director of the Company. Prior to forming MBL in July 2013, Mr. Kagan joined CBM Capital Inc. ("CBM"), a New York based registered investment advisory firm, in 2007 where he served as Executive Officer of Financial Operations. While at CBM, Mr. Kagan was responsible for all financial, accounting, legal and compliance functions for domestic and offshore funds. From 2003 to 2007, Mr. Kagan was the Chief Financial Officer of Bedford Oak Advisors, LLC ("Bedford"), a New York based investment advisory firm whose clients comprised primarily high net worth individuals and institutions. While at Bedford, Mr. Kagan was responsible for all financial, accounting, legal, compliance and estate planning functions. In addition, Mr. Kagan held various similar positions at various companies within the financial services sector since his graduation. Mr. Kagan received a Bachelor of Business Administration degree Magna cum laude from Hofstra University School of Business in 1980.

        Thomas L. Harrison, LH.D.    Mr. Harrison has served as a director of our company since March 2014 and a director of our predecessor company since November 2012. He has worked at the Omnicom Group since 1992 and currently serves as Chairman (Emeritus) of Diversified Agency Services, a division of the Omnicom Group. Prior to joining the Omnicom Group by acquisition of his company in 1992, Mr. Harrison was the founder and Chairman of the Harrison & Star Group, a healthcare advertising agency. Mr. Harrison began his career in 1974 as a pharmaceutical sales representative at Pfizer before continuing on to found and/or manage several healthcare advertising agencies. Currently, Mr. Harrison is a member of the Executive Committee of the Montefiore Hospital, New York, and is a Fellow of the New York Academy of Medicine. He also currently serves as a board member of Zynerba Pharmaceuticals, Inc. and as a governor of the New York Academy of Sciences. He previously served as a Board Member of Morgans Hotel Group, ePocrates, Inc., a healthcare information company, and the New York Chapter of the Arthritis Foundation. Mr. Harrison holds advanced degrees in biology and physiology earning an undergraduate degree from West Virginia University in 1972 and an Honorary Doctorate from West Virginia University in 2007.

        Michael E. Duffy, Esq.    Mr. Duffy has served as a director of our company since March 2014 and a director of our predecessor company since February 2013. Mr. Duffy currently serves as the managing partner of the law firm, Duffy & Duffy, PLLC, is a highly experienced civil litigator with a passion for the law and a desire to represent victims of medical malpractice, where he has practiced since 1996. Mr. Duffy concentrates his practice on catastrophically injured victims and wrongful death claims involving medical malpractice and personal injury. Throughout his career, Mr. Duffy has been repeatedly named in Best Lawyers in America. Mr. Duffy received a J.D. from St. John's University and a Bachelor of Science degree in Business Administration from St. John's University. Mr. Duffy was admitted to the New York State Bar in 1995.

        David Garrett.    Mr. Garrett has served as our Vice President, Finance and Corporate Development since March 2014. From January 2012 to March 2014, Mr. Garrett served as Managing Partner of Aumoe Partners, LLC, a financial advisory firm which he founded. From January 2012 to March 2014, Aumoe Partners served as a financial and business development consultant to our company. Prior to founding Aumoe Partners, Mr. Garrett served as Principal, Healthcare Equity Sales and Capital Markets at Canaccord Genuity, Inc. from July 2008 to November 2011. From 1999 to 2008, Mr. Garrett served as an equity analyst covering the biotechnology and specialty pharmaceuticals industries at Scudder Kemper Investments, Wachovia Securities, UBS Securities, and Fortis Securities. Over the course of his career, Mr. Garrett has assisted over 45 emerging biotechnology and medical technology companies in initial public offerings, secondary public offerings and private placements of public equity that collectively have raised over $2.9 billion. Mr. Garrett received a Bachelor's Degree in Economics from the University of Wisconsin, Madison.

        Robert G. Shawah.    Mr. Shawah has served as our Chief Accounting Officer and Treasurer since March 2014. From 2005 to 2013, Mr. Shawah served as a Vice President of Baldwin Pearson & Co., Inc. focusing on structuring transactions in the commercial and industrial real estate market in Fairfield County, Connecticut, as well as financial reporting responsibility. From 1997 to 2005, he served Sales and Financial Engineer for CC1 Inc., a private New Hampshire firm that designed and manufactured camera-based technical equipment for the printing industry. Prior to 1997, Mr. Shawah held financial management positions at Victorinox/Swiss Army Brands and Grace Cocoa, a division of W.R. Grace. His responsibilities at these firms included accounting, financial reporting, and foreign currency transactions. Mr. Shawah is a certified public accountant in the Commonwealth of Pennsylvania (inactive) and spent the first five years of his career in the audit division of Arthur Andersen LLP. Mr. Shawah received his Bachelors of Science degree in Business Administration from Bucknell University.

EXECUTIVE COMPENSATION

        The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to "smaller reporting companies" under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

        The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and approves equity awards to employees under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

        The intent of the compensation program is to align each executive's interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

Compensation Pursuant to Agreements and Plans

Employment Agreements

        David P. Luci, President, Chief Executive Officer and Secretary.    In February 2014, we entered into an amended and restated employment agreement with Mr. Luci which became effective in connection with our initial public offering that closed in March 2014. Pursuant to the terms of this employment agreement, Mr. Luci was paid an annual base salary of $395,000 in 2014 and is considered for an annual bonus of up to 45% of the annual base salary at the discretion of the Compensation Committee of our board of directors. In addition, pursuant to the employment agreement, Mr. Luci received options to purchase 298,826 shares of our common stock at exercise price equal to $13.93 per share. The options were issued pursuant to our 2013 Equity Incentive Plan and shall vest in thirty-six (36) equal monthly installments beginning in April 2014, subject to accelerated vesting upon a change of control of our company. We also paid Mr. Luci a one-time cash bonus equal to $100,000 upon consummation of the offering that closed in March 2014.

        Our agreement with Mr. Luci has a three year term and is subject to automatic one year renewals unless we terminate the agreement on no less than six months notice. Our agreement with Mr. Luci may be terminated by us with or without Cause (as defined in the agreement) or by Mr. Luci voluntarily or with Good Reason (as defined in the agreement). If we terminate Mr. Luci's agreement without Cause, or if he terminates the agreement with Good Reason (which includes a change in control of our company), we will be required to pay Mr. Luci a severance package which includes, among other items, a lump sum payment equal to 24 months of his annual compensation and an acceleration of all unvested equity awards.

        Mr. Luci's employment agreement contains customary confidentiality and intellectual property covenants and one-year post-termination non-competition and non-solicitation covenants.

        Robert J. DeLuccia, Executive Chairman.    In February 2014, we entered into an amended and restated employment agreement with Mr. DeLuccia which became effective at the closing of the initial publicoffering that closed in March 2014. Pursuant to the terms of this employment agreement, Mr. DeLuccia is paid an annual base salary of $395,000 and is considered for an annual bonus of up to 30% of the annual base salary at the discretion of the Compensation Committee of our board of directors. In addition, pursuant to the employment agreement, Mr. DeLuccia received options to purchase 298,826 shares of our common stock following the closing of the offering that closed in March 2014 at an exercise price equal to $13.93 per share. The options were issued pursuant to our 2013 Equity Incentive Plan and shall vest in thirty-six (36) equal monthly installments beginning in April 2014, subject to accelerated vesting upon a change of control of our company.

        Our agreement with Mr. DeLuccia has a three year term and is subject to automatic one year renewals unless we terminate the agreement on no less than six months notice. Our agreement with Mr. DeLuccia may be terminated by us with or without Cause (as defined in the agreement) or by Mr. DeLuccia voluntarily or with Good Reason (as defined in the agreement). If we terminate Mr. DeLuccia's agreement without Cause, or if he terminates the agreement with Good Reason (including a change in control of our company), we will be required to pay Mr. DeLuccia a severance package which includes, among other items, a lump sum payment equal to 18 months of his annual compensation and an acceleration of all unvested equity awards.

        Mr. DeLuccia's employment agreement contains customary confidentiality and intellectual property covenants and one-year post-termination non-competition and non-solicitation covenants.

        David Garrett, Vice President, Finance and Corporate Development.    In February 2014, we entered into an Employment Agreement with Mr. Garrett which became effective at the closing of the initial public offering that closed in March 2014. Pursuant to the terms of this employment agreement, Mr. Garrett was paid an annual base salary in the amount of $265,000 in 2004 and is considered for an annual bonus of up to 25% of the annual base salary at the discretion of the Compensation Committee of our board of directors. In addition, pursuant to the terms of the Employment Agreement, Mr. Garrett received options to purchase 170,756 shares of our common stock following the closing of the offering that closed in March 2014 at an exercise price equal to $13.93 per share. The options were issued pursuant to our 2013 Equity Incentive Plan and shall vest in thirty-six (36) equal monthly installments beginning in April 2014, subject to accelerated vesting upon a change of control of our company. We will also paid Mr. Garrett a one-time cash bonus equal to $50,000 upon consummation of this offering.

        Our agreement with Mr. Garrett has a three year term and is subject to automatic one year renewals unless we terminate the agreement on no less than six months notice. Our agreement with Mr. Garrett may be terminated by us with or without Cause (as defined in the agreement) or by Mr. Garrett voluntarily or with Good Reason (as defined in the agreement). If we terminate Mr. Garrett's agreement without Cause, or if he terminates the agreement with Good Reason (including a change in control of our company), we will be required to pay Mr. Garrett a severance package which includes, among other items, a lump sum payment equal to 12 months of his base salary and an acceleration of all unvested equity awards.

        Mr. Garrett's employment agreement contains customary confidentiality and intellectual property covenants and one-year post-termination non-competition and non-solicitation covenants.

        Robert G. Shawah, Chief Accounting Officer and Treasurer.    In February 2014, we entered into an Employment Agreement with Mr. Shawah which became effective at the closing of the initial publicoffering that closed in March 2014. Pursuant to the terms of this employment agreement, Mr. Shawah is employed for the first year of his agreement with us for 60% of his working time, for which he was paid an annual base salary in the amount of $165,000 and is considered for an annual bonus of up to 25% of the annual base salary at the discretion of the Compensation Committee of our board of directors. We reevaluated Mr. Shawah's time commitment to our company after the first year of his employment and he is now working full-time on our behalf. In addition, pursuant to the terms of the Employment Agreement, Mr. Shawah received options to purchase 85,379 shares of our common stock following the closing of the offering that closed in March 2014 at an exercise price equal to $13.93 per share. The options were issued pursuant to our 2013 Equity Incentive Plan and shall vest in thirty-six (36) equal monthly installments beginning in April 2014, subject to accelerated vesting upon a change of control of our company. We will also paid Mr. Shawah a one-time cash bonus equal to $15,000 upon consummation of this offering.

        Our agreement with Mr. Shawah has a three year term and is subject to automatic one year renewals unless we terminate the agreement on no less than six months notice. Our agreement with Mr. Shawah may be terminated by us with or without Cause (as defined in the agreement) or by Mr. Shawah voluntarily or with Good Reason (as defined in the agreement). If we terminate Mr. Shawah's agreement without Cause, or if he terminates the agreement with Good Reason (including a change of control of our company), we will be required to pay Mr. Shawah a severance package which includes, among other items, a lump sum payment equal to 12 months of his base salary and an acceleration of all unvested equity awards.

        Mr. Shawah's employment agreement contains customary confidentiality and intellectual property covenants and one-year post-termination non-competition and non-solicitation covenants.

        The following table sets forth the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2015 and 2014.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation(1)		Total ($)
David P. Luci,	2015	$616,759	—	$220,500	(1)	—		$837,259
President and Chief	2014	$464,247	—	$1,571,825	(2)	$90,057	(3)	$2,126,129
Executive Officer
Robert J. DeLuccia,	2015	$557,509	—	$220,500	(1)	—		$779,759
Executive Chairman	2014	$364,247	—	$1,571,825	(2)	$92,964	(3)	$2,029,036
David Garrett,	2015	$346,507	—	$267,750	(1)	—		$614,257
Vice President, Finance and	2014	248,751	—	$1,249,941	(2)	$5,600		$1,504,292
Corporate Development
Robert Shawah,	2015	$230,688	—	$267,750	(1)	—		$498,438
Chief Accounting Officer	2014	$138,751	—	$624,974	(2)	—		$763,725
and Treasurer

(1)
Option grants to purchase 35,000 shares of common stock to each Mr. Luci and Mr. DeLuccia, respectively, were made on Jan 5. These options have no instrinsic value at December 31, 2015 and were 73% vested at year end. Option grants to purchase 35,000 shares of common stock to Mr. Garrett and Mr. Shawah, respectively, were made on Jan 5. These options have no instrinsic value at December 31, 2015 and were 73% vested at year end.

(2)
Option grants to purchase 298,826 shares of common stock to each Mr. Luci and Mr. DeLuccia, respectively, were made on March 18. 2014. These options have no intrinsic value at December 31 2015 and were 58% vested at year end. Option grants to purchase 170,756 shares of common stock to Mr. Garrett were made on March 18, 2014. These options have no intrinsic value at December 31, 2015 and were 58% vested at year end. Option grants to purchase 85,379 shares of common stock to Mr. Shawah were made on March 18, 2014. These options have no intrinsic value at December 31, 2015 and were 58% vested at year end. Options were valued using the Black Scholes model.

(3)
Consists of the prior years' accrued vacation paid in 2014 and company reimbursed medical insurance.

Outstanding Equity Awards at Fiscal Year-End Table

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2015

        The following table sets forth all unexercised options that have been awarded to our named executives by the Company and were outstanding as of December 31, 2015.

	Option Awards				Stock Awards
Name(a)	Number of Securities Underlying Unexercised Options (#) (Exercisable) (b)	Number of Securities Underlying Unexercised Options (#) (Un exercisable) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert DeLuccia	174,315	124,511	—	$13.90	March 2019	—	—	—	—
	25,521	9,479	—	$11.35	Jan. 2020	—	—	—	—
David P. Luci	174,315	124,511	—	$13.90	March 2019	—	—	—	—
	25,521	9,479	—	$11.35	Jan. 2020	—	—	—	—
David Garrett	99,608	71,149	—	$13.90	March 2024	—	—	—	—
	25,521	9,479	—	$11.35	Jan. 2020	—	—	—	—
Robert Shawah	49,804	35,575	—	$13.90	March 2024	—	—	—	—
	25,521	9,479	—	$11.35	Jan. 2020	—	—	—	—

PRINCIPAL STOCKHOLDERS

        Based solely upon information made available to us, the following table sets forth information as of March 21, 2016 regarding the beneficial ownership of our common stock after giving effect to our anticipated corporate conversion by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our named executive officers and directors; and

  •
  all our executive officers and directors as a group.

        The percentage ownership information shown in the table is based upon 10,351,613 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

        In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

        The address of each holder listed below, except as otherwise indicated, is c/o Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3D, New York, New York 10005.

Name of Beneficial Owner	Shares of Common Beneficially Stock Owned(1)	Percent of Common Stock Beneficially Owned(1)
David P. Luci(2)	2,105,111	19.8%
Robert J. DeLuccia(3)	2,102,311	19.8%
William J. McSherry, Jr.(4)	44,924	*
Dr. Jack H. Dean(5)	71,917	*
Barry Kagan(6)	42,810	*
Thomas Harrison(7)	164,832	1.6%
Michael Duffy, Esq.(8)	84,404	*
David Garrett(9)	182,915	1.7%
Robert G. Shawah(10)	129,246	1.2%
All directors and executive officers as a group (9 persons)	4,928,470	47.7%
All other 5% Holders
Kingdon Capital management, LLC	975,099	9.4%
152 West 57th Street, 50th Floor New York, NY 10019
Tourbillion Capital Partners, LP	791,856	7.6%
444 Madison Avenue, 26th Floor New York, NY 10022

*
Less than 1%.

(1)
Percentage ownership is based on 10,351,613 shares of our common stock outstanding as of March 21, 2016.

(2)
This amount includes 7,462 shares of common stock held by Donna Luci, the wife of Mr. Luci. Mr. Luci disclaims beneficial ownership of the shares held by Donna Luci. This amount also includes an additional 2,800 shares of common stock beneficially owned by certain family members of Mr. Luci to which Mr. Luci maintains voting control. Mr. Luci disclaims beneficial ownership of the shares of common stock held by such family members and maintains no pecuniary interest therein. Includes (i) options to purchase an aggregate of 298,826 shares of Common Stock of the Company, of which options to purchase 215,819 shares of Common Stock will have vested within 60 days of March 21, 2016, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 29,167 shares of Common Stock will have vested within 60 days of March 21, 2016; and (iii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 20,417 shares of Common Stock will have vested within 60 days of March 21, 2016.

(3)
This amount includes 17,640 shares of common stock held by Rosemary DeLuccia, Mr. DeLuccia's wife, and 5,600 shares for which Mr. DeLuccia transferred beneficial ownership to certain other family members but maintains voting control. Mr. DeLuccia disclaims beneficial ownership of the shares of common stock held by such family members and maintains no pecuniary interest therein. Includes (i) options to purchase an aggregate of 298,826 shares of Common Stock of the Company, of which options to purchase 215,819 shares of Common Stock will have vested within 60 days of March 21, 2016, and (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the

  Company, of which options to purchase 29,167 shares of Common Stock will have vested within 60 days of March 21, 2016; and (iii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 20,417 shares of Common Stock will have vested within 60 days of March 21, 2016.

(4)
Includes (i) options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 12,500 shares of Common Stock will have vested within 60 days of March 21, 2016; and (ii) options to purchase an aggregate of 18,000 shares of Common Stock of the Company, of which options to purchase 10,500 shares of Common Stock will have vested within 60 days of March 21, 2016.

(5)
Includes (i) options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 12,500 shares of Common Stock will have vested within 60 days of March 21, 2016; and (ii) options to purchase an aggregate of 18,000 shares of Common Stock of the Company, of which options to purchase 10,500 shares of Common Stock will have vested within 60 days of March 21, 2016.

(6)
Includes (i) options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 12,500 shares of Common Stock will have vested within 60 days of March 21, 2016; and (ii) options to purchase an aggregate of 18,000 shares of Common Stock of the Company, of which options to purchase 10,500 shares of Common Stock will have vested within 60 days of March 21, 2016.

(7)
Excludes 7,000 shares of our common stock issuable for board services rendered which vest as follows: 7,000 shares vest on February 13, 2017 (all of these excluded shares vest immediately upon a change of control of our company). Includes (i) options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 12,500 shares of Common Stock will have vested within 60 days of March 21, 2016; and (ii) options to purchase an aggregate of 18,000 shares of Common Stock of the Company, of which options to purchase 10,500 shares of Common Stock will have vested within 60 days of March 21, 2016.

(8)
Excludes 7,000 shares of our common stock issuable for board services rendered which vest as follows: 7,000 shares vest on February 13, 2017 (all of these excluded shares vest immediately upon a change of control of our company). Includes (i) options to purchase an aggregate of 15,000 shares of Common Stock of the Company, of which options to purchase 12,500 shares of Common Stock will have vested within 60 days of March 21, 2016; and (ii) options to purchase an aggregate of 18,000 shares of Common Stock of the Company, of which options to purchase 10,500 shares of Common Stock will have vested within 60 days of March 21, 2016.

(9)
Includes (i) options to purchase an aggregate of 170,756 shares of Common Stock of the Company, of which options to purchase 123,325 shares of Common Stock will have vested within 60 days of March 21, 2016, (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 29,167 shares of Common Stock will have vested within 60 days of March 21, 2016; and (iii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 20,417 shares of Common Stock will have vested within 60 days of March 21, 2016.

.(10)
Includes (i) options to purchase an aggregate of 85,379 shares of Common Stock of the Company, of which options to purchase 61,663 shares of Common Stock will have vested within 60 days of March 21, 2016, (ii) options to purchase an aggregate of 35,000 shares of Common Stock of the Company, of which options to purchase 29,167 shares of

  Common Stock will have vested within 60 days of March 21, 2016; and (iii) options to purchase an aggregate of 65,000 shares of Common Stock of the Company, of which options to purchase 37,917 shares of Common Stock will have vested within 60 days of March 21, 2016.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On occasion we may engage in certain related party transactions. All prior related party transactions were approved by a majority of the disinterested directors. Upon the consummation of offering, our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our board of directors prior to our entering into any related party transactions.

        In March 2014, our board of directors elected Robert J. DeLuccia as Executive Chairman and David P. Luci as President and Chief Executive Officer, in each case, to be pursuant to an amended and restated employment agreement effective in March 2014. Such amended and restated employment agreements were approved by the Compensation Committee of our board of directors.

        The individual employed as the Company's Vice President, Finance and Corporate Development as of the closing of the initial public offering, is the owner of Aumoe Partners, LLC ("Aumoe"), which was engaged in January 2012 to perform certain financial advisory services. The Company incurred $0 and $22,500 in fees to Aumoe for the years ended December 31, 2015 and 2014, respectively, which were recorded in general and administrative expenses.

        The Company engaged the consulting services of Drug Development Advisors ("DDA") pursuant to which DDA performed detailed analysis on a number of the Company's preclinical studies in connection with the NDA process. DDA is owned and operated by a member of the Company's board of directors. The Company incurred expenses for services provided by DDA in the amounts of $24,550 and $30,734 for the years

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1
ELECTION OF DIRECTORS

        The seven nominees for election as directors for 2016 are identified below. Each director who is elected will hold office until the next annual meeting and until the director's successor is elected and qualified. All nominees are current members of the Board. If any nominee should for any reason become unable to serve, all shares represented by valid proxies will be voted for the election of such other person as the Board may designate following a recommendation by the Nominating and Corporate Governance Committee. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

Biographies of Nominees

        The following biographies include information concerning the nominees for director, including their recent employment, positions with Dipexium, other directorships, Board committee memberships and ages as of March 21, 2016.

        Robert J. DeLuccia, age 70.    Since March 2014, Mr. DeLuccia has served as Executive Chairman of our company and is one of the two co-founders and managing partners of our company, which predecessor was formed in 2010. From 2004 to 2009, Mr. DeLuccia served in several capacities at MacroChem, a development-stage, publicly traded pharmaceutical company using topical drug delivery technology for products in dermatology, podiatry, urology and cancer, including as Chairman, President and Chief Executive Officer, and as director. Prior to joining MacroChem, Mr. DeLuccia served as

President and Chief Executive Officer of Immunomedics, Inc., a publicly-traded biopharmaceutical company focused on antibody-based therapeutic products and diagnostic imaging for cancer and infectious diseases. Mr. DeLuccia also served as President of Sterling Winthrop, Inc. (or Sterling Winthrop) (as an independent corporation and then as subsidiary of Eastman Kodak), and subsequently, upon acquisition, the U.S. subsidiary of Sanofi-Aventis (or Sanofi) and currently serves as a member of the board of directors of IBEX Technologies Inc., which manufactures and markets proprietary enzymes (heparinases and chondroitinases) for use in pharmaceutical research and Heparinase I, used in many leading hemostasis monitoring devices. Mr. DeLuccia began his career as a pharmaceutical sales representative for Pfizer, Inc. (or Pfizer) and progressed to Director of Marketing, Pfizer Laboratories Division and to Vice President Marketing and Sales Operations for Pfizer's Roerig Division. Mr. DeLuccia received a Bachelor of Business Administration with a concentration in Marketing and a Master's Degree in Business Administration, both from Iona College.

        David P. Luci age 49.    Since March 2014, Mr. Luci has served as President, Chief Executive Officer and Secretary of our company, is a member of the board of directors, and is one of the two co-founders and managing partners of our company, which predecessor was formed in 2010.. Prior to co-founding our company, from February 2009 to January 2010, Mr. Luci served as a member of the board of directors of Access, where he also served as Chairman of the Audit Committee and Chairman of the Compensation Committee as well as serving in a consulting capacity following the acquisition of MacroChem. From December 2007 through February 2009, Mr. Luci served as a member of the board of directors and President of MacroChem. Prior to that, Mr. Luci served as Executive Vice President, Chief Financial Officer, General Counsel and Corporate Secretary of Bioenvision, Inc. (or Bioenvision), an international biopharmaceutical company focused upon the development, marketing and commercialization of oncology products and product candidates. Mr. Luci created and managed Bioenvision's principal executive offices located in New York as well as its satellite office located in Tokyo, Japan. Mr. Luci was instrumental in creating Bioenvision's international commercial enterprise; managed the worldwide development of Evoltra (clofarabine) as a member of the product's Joint Steering Committee in conjunction with senior executives of Bioenvision's partner, Genzyme Corporation; and orchestrated, structured and negotiated the sale of Bioenvision in 2007 to Genzyme Corporation for $345 million. Mr. Luci began his career with Ernst & Whinney LLP (now Ernst &Young LLP) in New York as a certified public accountant working in the Healthcare Practice Group. He later practiced corporate law at Paul Hastings LLP in New York, where his practice encompassed all aspects of public and private mergers and acquisitions, corporate finance, restructurings and private equity transactions, with a core focus in the healthcare industry. Mr. Luci graduated from Bucknell University with a degree as a Bachelor of Science in Business Administration with a concentration in Accounting and graduated from Albany Law School of Union University where he served as Managing Editor of the Journal of Science & Technology. Mr. Luci became a certified public accountant in the State of Pennsylvania in 1990 (inactive) and is a member of the New York State Bar Association.

        William J. McSherry, Jr., Esq, age 67.    Mr. McSherry has served as a director of our company since March 2014 and as a dir4ector of our predecessor since October 2010. Mr. McSherry is also a member of our Audit Committee and Chairman of our Compensation Committee. Mr. McSherry has served as a partner at Eaton & Van Winkle LLP in New York since 2014 in the firm's litigation department, where he specializes in the areas of securities, mergers and acquisitions, financial institutions, derivatives, structured finance, insurance, reinsurance, life sciences, real estate, product liability and trademark law. Mr. McSherry previously served as a partner and the New York Chair of Crowell & Moring's Litigation Group from 2006 to 2014, during which he conducted numerous trials and arbitrations throughout the U.S. Prior to joining Crowell & Moring LLP, Mr. McSherry served as a partner at Arent Fox LLP in New York from 2000 to 2006. Mr. McSherry received his B.A. from Fordham College in 1969 and received a J.D. from Harvard Law School in 1973. Mr. McSherry is an active member of the American Bar Association, the New York State Bar Association, the U.S.

Supreme Court Historical Society and the Association of the Bar of the City of New York, where he also served as a member of several committees: State Courts of Superior Jurisdiction (from 1980 to 1983), Arbitration and ADR (from 1987 to 1989) and Sports Law (from 1999 to 2001). Mr. McSherry is also a member of the New York State Bar Association. Mr. McSherry has published articles on numerous litigation related topics as well as a chapter on derivatives litigation in a publication entitled "Derivatives and Risk Management."

        Jack H. Dean, Ph.D., Sc.D. (Hon.), DABT, Fellow ATS, age 74.    Dr. Dean has been a director of our company since March 2014 and a director of our predecessor since October 2010. Dr. Dean is also Chairman of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. From January 2006 to the present, Dr. Dean has served as an advisor to the Executive Vice President of Drug Development for Sanofi, consulting on drug development strategy, drug safety issues and immunotoxicology through his company Drug Development Advisors, LLC where he serves as President. He is also a research professor in the departments of Medical Pharmacology and Pharmacology/Toxicology, Colleges of Medicine and Pharmacy, at University of Arizona in Tucson. Prior to January 2006, Dr. Dean served as the President, U.S. Science and Medical Affairs (R&D), Sanofi in Malvern, Pennsylvania and the Global Director of Preclinical Development for Sanofi. During his tenure at Sanofi and legacy companies over an 18 year period, he was involved with the registration of eight NDAs for the U.S. and global market including Plavix, Avapro, Avalide, Ambien CR, and Eloxatin. He joined Sterling Winthrop in 1988, as Director of the Department of Toxicology and was appointed Vice President, Drug Safety worldwide in 1989. In addition, Dr. Dean served as Director of the Sterling Winthrop Research Center in Alnwick, England from 1990 to 1992. Dr. Dean was appointed Executive Vice President, Drug Development, in 1992 where he managed Non-Clinical and Clinical Development, and Regulatory Affairs. Before joining Sterling Winthrop, Dr. Dean headed the Department of Cellular and Molecular Toxicology, Chemical Industry Institute of Toxicology, Research Triangle Park, NC from 1982 to 1988. Prior to 1982, he headed the Immunotoxicology Section, National Institute of Environmental Health Services and National Toxicology Program, NIH in Research Triangle Park. From 1972 to 1979, Dr. Dean was in the Department of Immunology at Litton Bionetics (Dept. Director from 1975 to 1979) doing research in tumor immunology. Dr. Dean holds a B.S. in microbiology and an M.S. in medical microbiology from California State University at Long Beach. He earned a Ph.D. in molecular biology and minor in biochemistry in 1972 from the College of Medicine, University of Arizona. Dr. Dean held adjunct professorships at the University of North Carolina, Chapel Hill and Duke University from 1981 to 1988.

        Barry Kagan, age 58.    Mr. Kagan has been a director of our company and Chairman of the Audit Committee since July 2014. Mr. Kagan is also the Chairman of our Audit Committee and a member of our Nominating and Corporate Governance Committee. Mr. Kagan is the founder of MBL Barry Corp. ("MBK"), a consulting firm which provides emerging and existing hedge fund managers with advice on infrastructure, launching of new products, tax and accounting issues. From July 2012 to December 2013 Mr. Kagan was also a director of the Company. Prior to forming MBL in July 2013, Mr. Kagan joined CBM Capital Inc. ("CBM"), a New York based registered investment advisory firm, in 2007 where he served as Executive Officer of Financial Operations. While at CBM, Mr. Kagan was responsible for all financial, accounting, legal and compliance functions for domestic and offshore funds. From 2003 to 2007, Mr. Kagan was the Chief Financial Officer of Bedford Oak Advisors, LLC ("Bedford"), a New York based investment advisory firm whose clients comprised primarily high net worth individuals and institutions. While at Bedford, Mr. Kagan was responsible for all financial, accounting, legal, compliance and estate planning functions. In addition, Mr. Kagan held various similar positions at various companies within the financial services sector since his graduation. Mr. Kagan received a Bachelor of Business Administration degree Magna cum laude from Hofstra University School of Business in 1980.

        Thomas L. Harrison, LH.D, age 68.    Mr. Harrison has served as a director of our company since March 2014 and a director of our predecessor company since November 2012. Mr. Harrison is also a member of our Nominating and Corporate Governance Committee. He has worked at the Omnicom Group since 1992 and currently serves as Chairman (Emeritus) of Diversified Agency Services, a division of the Omnicom Group. Prior to joining the Omnicom Group by acquisition of his company in 1992, Mr. Harrison was the founder and Chairman of the Harrison & Star Group, a healthcare advertising agency. Mr. Harrison began his career in 1974 as a pharmaceutical sales representative at Pfizer before continuing on to found and/or manage several healthcare advertising agencies. Currently, Mr. Harrison is a member of the Executive Committee of the Montefiore Hospital, New York, and is a Fellow of the New York Academy of Medicine. He also currently serves as a board member of Zynerba Pharmaceuticals, Inc. and as a governor of the New York Academy of Sciences. He previously served as a Morgans Hotel Group , Board Member of ePocrates, Inc., a healthcare information company, and the New York Chapter of the Arthritis Foundation. Mr. Harrison holds advanced degrees in biology and physiology earning an undergraduate degree from West Virginia University in 1972 and an Honorary Doctorate from West Virginia University in 2007.

        Michael E. Duffy, Esq., age 46.    Mr. Duffy has served as a director of our company since March 2014 and a director of our predecessor company since February 2013. Mr. Duffy is also a member of our Audit Committee and Compensation Committee. Mr. Duffy currently serves as the managing partner of the law firm, Duffy & Duffy, PLLC, is a highly experienced civil litigator with a passion for the law and a desire to represent victims of medical malpractice, where he has practiced since 1996. Mr. Duffy concentrates his practice on catastrophically injured victims and wrongful death claims involving medical malpractice and personal injury. Throughout his career, Mr. Duffy has been repeatedly named in Best Lawyers in America. Mr. Duffy received a J.D. from St. John's University and a Bachelor of Science degree in Business Administration from St. John's University. Mr. Duffy was admitted to the New York State Bar in 1995.

Vote Required

        Directors are elected by a plurality of the votes cast in person or by proxy at the annual meeting and entitled to vote on the election of directors. "Plurality" means that the nominees receiving the greatest number of affirmative votes will be elected as directors, up to the number of directors to be chosen at the meeting. Broker non-votes will not affect the outcome of the election of directors because brokers do not have discretion to cast votes on this proposal without instruction from the beneficial owner of the shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE SEVEN DIRECTOR NOMINEES.

PROPOSAL 2
RATIFICATION AND APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS REGARDING DELAWARE LAW BEING THE EXCLUSIVE AND SOLE JURISDICTION FOR CERTAIN TYPES OF LITIGATION.

Description of Proposed Amendment

        On July 15, 2015, the Board of Directors of the Company adopted an amendment to the Company's Amended and Restated Bylaws (as amended, the "Second Amended and Restated Bylaws") to add a new section to Article 11 "Miscellaneous" in order to provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located in the State of Delaware shall be the sole and exclusive forum for the following types of litigation: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company's stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company's Certificate of Incorporation or the Second Amended and Restated Bylaws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine.

        The full text of Article 11 of the proposed Second Amended and Restated Bylaws is set out in Annex A to this Proxy Statement. On July 20, 2015, the Company filed a Form 8-K with the Securities and Exchange Commission which included a copy of the Second Amended and Restated Bylaws as Exhibit 3.1.

Vote Required and Recommendation

        The ratification and approval of the Second Amended and Restated Bylaws will be made upon the affirmative vote of the majority of shares cast on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not ratified and approved by the stockholders, the the proposal will not be implemented.

Reasons for the Second Amended and Restated Bylaws

        The new bylaw amendment only applies to claims brought by any stockholder (including a beneficial owner) of the Company; it does not apply to claims brought by the Company. Therefore, if the Company decides that it is in the best interests of the Company and its stockholders to bring an action in a forum other than a state or federal court located in the State of Delaware, the Company continues to have the flexibility to make that decision. In the event that a stockholder (including a beneficial owner) brings an action in a forum other than a state or federal court located in the State of Delaware, if the Company decides that it is in the best interests of the Company and its stockholders to consent to the action being maintained in such other forum, the Company can consent to an alternative forum.

        The Board is aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. The Board believes that it is more prudent to take preventive measures before the Company and almost all of its stockholders are harmed by the increasing practice of the plaintiffs' bar to rush to file their own claims in their favorite jurisdictions, not after.

        The Board believes that our stockholders will benefit from having intra-company disputes litigated in the a state or federal court located in the State of Delaware. Although some plaintiffs might prefer to litigate matters in a forum outside of Delaware because another court may be more convenient or viewed as being more favorable to them (among other reasons), the Board believes that the benefits to the Company and its non-filing stockholders outweigh these concerns. Delaware offers a specialized Court of Chancery to deal with corporate law questions, with streamlined procedures and processes which help provide relatively quick decisions. This accelerated schedule can limit the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware's corporate law and long-standing precedent regarding corporate governance. This provides stockholders and the Company with more predictability regarding the outcome of intra-corporate disputes. In addition, adoption of this amendment would reduce the risk that the Company could be involved in duplicative litigation in more than one forum, as well as the risk that the outcome of cases in multiple forums could be inconsistent, even though each forum purports to follow Delaware law. This amendment does not preclude the Company from consenting to an alternative forum.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO THE COMPANY'S BYLAWS REGARDING DELAWARE LAW BEING THE EXCLUSIVE AND SOLE JURISDICTION FOR CERTAIN TYPES OF LITIGATION

PROPOSAL 3
APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO MAKE, ALTER, AMEND OR REPEAL THE BYLAWS OF THE COMPANY

Description of Proposed Amendment

        The Board of Directors of the Company adopted an amendment to the Company's Certificate of Incorporation (as amended, the "Charter Amendment"), subject to stockholder approval, to add a new Article to TENTH to state that the Board is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

        The full text of Article TENTH to the Charter Amendment is set forth below.

    "TENTH:    In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation"

Vote Required and Recommendation

        The approval of the Charter Amendment will be made upon the affirmative vote of the majority of the issued and outstanding shares as of the record date, March 28, 2016. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal. If the proposal is not approved by the stockholders, the Charter Amendment will not be effective and the proposal will not be implemented.

Reasons for the Second Amended and Restated Bylaws

        The Board believes that our stockholders will benefit from having the Board authorized to alter, amend or repeal the bylaws of the Company by making it quicker to implement changes to the bylaws that the board determines is in the best interests of the Company.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO MAKE, ALTER, AMEND OR REPEAL THE BYLAWS OF THE COMPANY

PROPOSAL 4
RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP

        The audit committee has appointed CohnReznick LLP as our independent registered public accounting firm to audit the consolidated financial statements of Dipexium Pharmaceuticals, Inc. for the fiscal year ending December 31, 2016. Representatives of CohnReznick LLP will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our Bylaws or otherwise, we are submitting the selection of CohnReznick LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the audit committee will reconsider the selection, although the audit committee will not be required to select a different independent auditor for our company.

Vote Required

        The ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm will be approved if there is a quorum and the votes cast "FOR" the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF COHNREZNICK LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF DIPEXIUM PHARMACEUTICALS, INC.

 OTHER MATTERS

        As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

ANNUAL REPORT ON FORM 10-K

        As required, we have filed our 2015 Form 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2014 Form 10-K by writing to us at Dipexium Pharmaceuticals, Inc., 14 Wall street, Suite 3D, New York NY 10005, Attention: Corporate Secretary, or from our website, www.dipexium pharmaceuticals.com under the heading "Investor Relations" and the subheading "Annual Reports."

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps us to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Alliance Advisors., by calling their toll free number, 1-888- 877-777-2857.

        If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another holder of our Common Stock or Preferred Stock and together both of you would like to receive only a single Notice or, if applicable, set of our annual disclosure documents, follow these instructions:

  •
  If your shares are registered in your own name, please contact Alliance Advisors, and inform them of your request by calling them at 1-877-777-2857 or writing them at 200 Broadacres Dr, 3rd Fl, Bloomfield, NJ 07003.

  •
  If a broker, bank or other nominee holds your shares, please contact the broker, bank or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Electronic Delivery of Company Stockholder Communications

        Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

        You can choose this option and save the cost of producing and mailing these documents by:

  •
  following the instructions provided on your Notice or proxy card;

  •
  following the instructions provided when you submit a proxy to vote over the Internet; or

  •
  going to www.viewproxy.com/DPRX/2016 and following the instructions provided.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON
May 24, 2016

        This proxy statement and our 2015 Form 10-K to stockholders are available for viewing, printing and downloading at www.viewproxy.com/DPRX/2016. To view these materials, please have your control number(s) available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K which includes our financial statements, for the fiscal year ended December 31, 2015 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the "SEC Filings" section of the "Investors & Media" section of our website at www.dipexiumpharmaceuticals.com. You may also obtain a printed copy of our Annual Report on Form 10-K including our financial statements, free of charge, from us by sending a written request to: Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3 D, New York, NY 10005, attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

PROPOSALS OF STOCKHOLDERS

        As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2016 annual meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Dipexium Pharmaceuticals, Inc.
Attention: David P. Luci, President, Chief Executive Officer, and Secretary
14 Wall Street, Suite 3D
New York, NY 10005
Tel: (212) 269-2834
Fax: (212) 269-2580

        Under Rule 14a-8, to be timely, a stockholder's notice for a proposal must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year's annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2017 annual meeting must be received by us at our principal executive office no later than December 6, 2016 in order to be eligible for inclusion in our 2017 proxy statement and proxy relating to that meeting. Stockholders wishing to submit proposals to be presented directly at our 2016 annual meeting of stockholders instead of by inclusion in next year's proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

WHERE YOU CAN FIND MORE INFORMATION

        This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Dipexium Pharmaceuticals, Inc., 14 Wall Street, Suite 3D, New York, NY 10005, Tel: (212) 269-2834, Fax: (212) 269-2580. Please note that additional information can be obtained from our website at www.dipexiumpharmaceuticals.com.

        We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.
Room 1580
Washington, D.C. 20549

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

ANNEX A

SECOND AMENDED AND RESTATED BYLAWS OF

DIPEXIUM PHARMACEUTICALS, INC.

"ARTICLE 11
MISCELLANEOUS

        SECTION 11.1.    Books.    The books of the Corporation may be kept within or without the State of Delaware (subject to any provisions contained in the DGCL) at such place or places as may be designated from time to time by the Board of Directors.

        SECTION 11.2.    Fiscal Year.    The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

        SECTION 11.3.    Ratification.    Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        SECTION 11.4.    Exclusive Forum.    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or ByLaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be a state or federal court located within the State of Delaware. Any person or entity holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ByLaw."

DIPEXIUM PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 24, 2016 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The stockholder(s) hereby appoint(s) each of David P. Luci and Robert J. DeLuccia with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dipexium Pharmaceuticals, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Standard Time on May 24, 2016 at The Wall Street Inn, 9 South William Street, New York, NY 10004, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 4. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 24, 2016. The Proxy Statement and our 2015 Annual Report to Stockholders are available at: http://www.viewproxy.com/DPRX/2016

Please mark your votes like this  The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To approve and ratify the Company’s Second Amended and Restated Bylaws to add a new section to provide that, unless the Company consents in writing to the selection of an alternative forum, a state or federal court located in the State of Delaware shall be the sole and exclusive forum for the following types of litigation: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the Second Amended and Restated Bylaws (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine; and FORAGAINSTABSTAIN 3. To approve an amendment to the Company’s Certificate of Incorporation to add a new section to provide that the board of directors are expressly authorized to make, alter, amend or repeal the bylaws of the Company; and FORAGAINSTABSTAIN 4. To ratify the selection of CohnReznick LLP, an independent registered public accounting firm, as the independent auditor of Dipexium Pharmaceuticals, Inc. for the fiscal year ending December 31, 2016; and FORAGAINSTABSTAIN NOTE: Such other business as may properly come before the meeting or any adjournment thereof. I plan on attending the meeting  Date: The Board of Directors recommends you vote FOR the following: 1. ELECTION OF DIRECTORS WITHHOLD FOR ALL  FOR ALL EXCEPT  FOR ALL  Nominees: 01 Robert J. DeLuccia 02 David P. Luci 03 Jack H. Dean 04 Michael Duffy 05 Thomas Harrison 06 William J. McSherry, Jr. 07 Barry Kagan INSTRUCTIONS: To withhold authority to vote for any individual, mark, “For All Except” and write the nominee’s name(s) on the line below. Address Change/Comments: (If you noted any Address Signature CONTROL NUMBER Changes and/or Comments above, please mark box.)  Signature (if held jointly) NOTE: This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.  TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)